Exhibit 10.26.3

CONSENT, WAIVER AND FIRST AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

PRIME OFFSHORE L.L.C.

GUARANTY BANK, FSB,

as Agent

AND

THE LENDERS PARTY HERETO

Effective

June 30, 2009

- i -

CONSENT, WAIVER AND FIRST AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

This CONSENT, WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into effective the 30th day of June, 2009 (the “Effective Date”), by and among PRIME OFFSHORE L.L.C., a Delaware limited liability company (the “Borrower”), the lenders party to the Amended and Restated Credit Agreement referred to below (collectively, the “Lenders”) and GUARANTY BANK, FSB, a federal savings bank, as administrative agent for the Lenders pursuant to such Amended and Restated Credit Agreement (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement dated effective March 31, 2008 (the “Agreement”);

WHEREAS, the Borrower has requested that the Agent and the Lenders consent to, and waive any default or right to exercise any remedy as a result of, the Borrower having failed to be in compliance with Section 6.16 of the Agreement at December 31, 2008 and Section 5.2 of the Agreement as to timely delivery of its Financial Statements at March 31, 2009 and for the quarter then ended, and the Agent and the Lenders have agreed to do so as provided in this Amendment; and

WHEREAS, the Borrower, the Agent and the Lenders desire to amend the Agreement in the particulars hereinafter provided;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Terms Defined Above. As used in this Consent, Waiver and First Amendment to Amended and Restated Credit Agreement, each of the terms “Agent,” “Agreement,” “Amendment,” “Borrower,” “Effective Date” and “Lender” shall have the meaning assigned to such term hereinabove.

1.2 Terms Defined in Agreement. Each term defined in the Agreement and used herein without definition shall have the meaning assigned to such term in the Agreement, unless expressly provided to the contrary.

1.3 References. References in this Amendment to Schedule, Exhibit, Article, or Section numbers shall be to Schedules, Exhibits, Articles, or Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Amendment in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall mean “includes, without limitation,” or “including, without limitation,” as the case may be, where appropriate. Except as otherwise indicated, references in this Amendment to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Amendment to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Amendment to amendments and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Amendment. References in this Amendment to Persons include their respective successors and permitted assigns.

1.4 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

1.6 Negotiated Transaction. Each party to this Amendment affirms to the other that it has had the opportunity to consult, and discuss the provisions of this Amendment with, independent counsel and fully understands the legal effect of each provision.

ARTICLE II

CONSENT AND WAIVER

2.1 Consent. The Agent and the Lenders hereby consent to the Borrower having failed to be in compliance with Section 6.16 of the Agreement at December 31, 2008 and Section 5.2 of the Agreement as to timely delivery of its Financial Statements at March 31, 2009 and for the quarter then ended.

2.2 Waiver. The Agent and the Lenders waive any Default or Event of Default under the Credit Agreement or any other Loan Document which would otherwise occur as a result of the Borrower having failed to be in compliance with Section 6.16 of the Agreement at December 31, 2008 and Section 5.2 of the Agreement as to timely delivery of its Financial Statements at March 31, 2009 and for the quarter then ended, together with the right of the Agent or the Lenders to exercise any remedy based thereon.

2.3 Limitation on Consent and Waiver. Except for the consent and waiver set forth above in this Article II, nothing contained herein shall otherwise be deemed a consent to any violation of, or a waiver of compliance with, any term, provision or condition set forth in any of the Loan Documents or a consent to or waiver of any other or future violations, breaches, Defaults or Events of Default.

ARTICLE III

AMENDMENTS

As of the Effective Date, the parties hereto hereby amend the Agreement as follows:

3.1 Amendments to Section 1.2. Section 1.2 of the Agreement is amended as follows:

(a) The definition of the term “Applicable Margin” appearing in Section 1.2 of the Agreement is amended to read as follows in its entirety:

“Applicable Margin” shall mean, as to each LIBO Rate Loan, four percent (4.00%).

(b) The definition of the term “Commitment Termination Date” appearing in Section 1.2 of the Agreement is amended to read as follows in its entirety:

“Commitment Termination Date” shall mean October 1, 2010.

(c) The definition of the term “Final Maturity Date” appearing in Section 1.2 of the Agreement is amended to read as follows in its entirety:

“Final Maturity Date” shall mean October 1, 2010.

(d) The definition of the term “Floating Rate” appearing in Section 1.2 of the Agreement is amended to read as follows in its entirety:

“Floating Rate” shall mean an interest rate per annum equal to the Base Rate from time to time in effect plus three percent (3.00%), but in no event exceeding the Highest Lawful Rate or being less than the Adjusted LIBO Rate for an Interest Period of one month.

(e) The following sentence is added to the definition of “LIBO Rate” appearing in Section 1.2 of the Agreement:

“Notwithstanding the foregoing in this definition, in no event shall “LIBO Rate” mean a rate which is less than two percent (2%) per annum.

3.2 Amendment to Section 2.12. The words “0.375% per annum” appearing in line five of the text of Section 2.12 of the Agreement are replaced with the following words:

“one half of one percent (0.50%) per annum”.

ARTICLE IV

RATIFICATION AND ACKNOWLEDGMENT

Each of the Borrower and the Lender does hereby adopt, ratify and confirm the Agreement, as the same is amended hereby, and acknowledges and agrees that the Agreement, as amended hereby, is and remains in full force and effect. Each of the Borrower, the Agent and the Lenders hereby agrees and acknowledges that, as of the Effective Date, the Borrowing Base is $10,000,000 and the Monthly Commitment Reduction Amount is $500,000, with the first reduction of such Borrowing Base amount as a result of such Monthly Commitment Reduction Amount to occur on July 1, 2009 and subsequent monthly reductions of the Borrowing Base on the basis of such Monthly Commitment Reduction Amount to occur on the tenth day of each subsequent calendar month, commencing with the next monthly reduction on August 10, 2009.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower does hereby re-make in favor of the Agent and the Lenders each of the representations and warranties made by it in the Loan Documents to which it is a party and further represents and warrants that each of such representations and warranties made by it remains true and correct as of the date of execution of this Amendment and giving effect to this Amendment, except to the extent such representations and warranties relate solely to an earlier date.

ARTICLE VI

CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment is expressly subject to satisfaction of the following conditions precedent

(a) the Agent shall have received from the Borrower $2,870,000 in immediately available funds, which sum shall be applied to reduce the sum of the Loan Balance and the L/C Exposure to an amount equal to the amount of the Borrowing Base as of the Effective Date as set forth in Article IV;

(b) the Agent shall have received multiple counterparts of security documents, in form and substance satisfactory to the Agent, duly executed on behalf of the Borrower, establishing, as security for the Obligations, liens and security interests in favor or for the benefit of the Agent against the interest of the Borrower in the Loop Pipeline, South Padre Island 1111 and FWOE Partners L.P.;

(c) the Agent shall have received multiple counterparts, as requested by the Agent, of a Subordination of Liens and Security Interests, in form and substance acceptable to the Agent, duly executed on behalf of Artic Management Corporation, a corporation incorporated under the laws of Panama, pursuant to which the first priority liens and security interests held by or benefiting such entity against certain assets of the Borrower are subordinated to the liens and security interests held by or benefiting the Agent, for the benefit of the Lenders, against such assets of the Borrower; and

(d) the Agent shall have received from the Borrower $100,000 in immediately available funds in payment of an extension fee due to the Agent for the account of the Lenders.

ARTICLE VII

MISCELLANEOUS

7.1 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Agreement.

7.2 Rights of Third Parties. Except as provided in Section 7.1, all provisions herein are imposed solely and exclusively for the benefit of the parties hereto.

7.3 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Amendment by each necessary party hereto and shall constitute one instrument.

7.4 Integration. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. ALL PRIOR UNDERSTANDINGS, STATEMENTS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF ARE SUPERSEDED BY THIS AMENDMENT.

7.5 Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

7.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF SUCH LAWS RELATING TO CONFLICTS OF LAW.

(Signatures appear on following pages)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Consent, Waiver and First Amendment to Amended and Restated Credit Agreement to be effective as of the Effective Date.

BORROWER:

PRIME OFFSHORE L.L.C.

By:
Beverly A. Cumming
Chief Executive Officer

(Signatures continue on following page)

AGENT:

GUARANTY BANK, FSB, as Agent

By:
W. David McCarver IV
Vice President

LENDER:

GUARANTY BANK, FSB

By:
W. David McCarver IV
Vice President